EXHIBIT 16


August 8, 1997


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N. W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Southwestern Public Service Company dated August 8, 1997.

Yours truly,


DELOITTE & TOUCHE LLP